Exhibit 99.1

Digimarc Reports Fourth Quarter and Full Year 2017 Financial Results

Beaverton, Ore. — February 21, 2018 — Digimarc Corporation (NASDAQ: DMRC), inventor of the Intuitive Computing Platform™ featuring Digimarc Barcode, reported financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Financial Results

Revenue for the fourth quarter of 2017 totaled $4.9 million compared to $5.2 million in the same quarter a year-ago. The decrease was primarily due to lower license revenue reflecting the impact of the $3.5 million upfront license fee we realized in the third quarter of 2017 whereby we waived any future royalty obligations from this licensee in one of the licensed fields of use.

Operating expenses for the fourth quarter of 2017 totaled $11.5 million compared to $9.0 million in the same quarter a year-ago. The increase was primarily due to higher investment in sales, marketing, and engineering as the company continues to address important opportunities in market development and delivery of Digimarc Discover and Digimarc Barcode.

Operating loss for the fourth quarter of 2017 totaled $8.7 million compared to an operating loss of $5.9 million in the same quarter a year-ago. The higher operating loss was primarily due to higher operating expenses.

Net loss for the fourth quarter of 2017 totaled $8.4 million or $(0.76) per diluted share, compared to net loss of $5.8 million or $(0.57) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $67.7 million, compared to $60.9 million at September 30, 2017. The increase was primarily due to $12.0 million of net proceeds from the sale of common stock in a registered direct offering completed during the quarter, partially offset by higher operating expenses.

Full Year 2017 Financial Results

Revenue for the full year 2017 totaled $25.2 million compared to $21.8 million in 2016. The increase was primarily due to higher license revenue driven by a one-time $3.5 million license fee from an existing licensee. In exchange for the upfront license fee, we waived any future royalty obligations from this licensee in one of the licensed fields of use.

Operating expenses for the full year 2017 totaled $43.2 million compared to $35.2 million in 2016. The increase was primarily due to higher investment in sales, marketing, and engineering.

Operating loss for the full year 2017 totaled $26.6 million compared to an operating loss of $21.9 million in 2016. The higher operating loss was primarily due to higher operating expenses, partially offset by higher license revenue.

Net loss for the full year 2017 totaled $25.8 million or $(2.44) per diluted share, compared to a net loss of $21.7 million or $(2.36) per diluted share in 2016.

Conference Call

Digimarc will hold a conference call later today (Wednesday, February 21, 2018) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755398

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images, and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, central banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything™.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2016 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Twelve Month Information
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Revenue:
Service	$3,001	$3,017	$12,936	$12,667
Subscription	1,348	1,434	5,519	5,808
License	509	729	6,758	3,318
Total revenue	4,858	5,180	25,213	21,793

Cost of revenue:
Service	1,361	1,385	5,792	5,673
Subscription	563	554	2,264	2,410
License	133	112	502	414
Total cost of revenue	2,057	2,051	8,558	8,497

Gross profit:
Service	1,640	1,632	7,144	6,994
Subscription	785	880	3,255	3,398
License	376	617	6,256	2,904
Total gross profit	2,801	3,129	16,655	13,296

Gross margin:
Service	55%	54%	55%	55%
Subscription	58%	61%	59%	59%
License	74%	85%	93%	88%
Percentage of gross profit to total revenue	58%	60%	66%	61%

Operating expenses:
Sales and marketing	4,572	3,132	16,636	11,888
Research, development and engineering	3,932	3,419	15,435	13,394
General and administrative	2,614	2,113	9,680	8,298
Intellectual property	345	346	1,469	1,636
Total operating expenses	11,463	9,010	43,220	35,216

Operating loss	(8,662)	(5,881)	(26,565)	(21,920)

Other income, net	180	101	588	258

Loss before income taxes	(8,482)	(5,780)	(25,977)	(21,662)

Benefit (provision) for income taxes	112	24	206	(10)
Net loss	$(8,370)	$(5,756)	$(25,771)	$(21,672)

Earnings (loss) per common share:
Loss per common share - basic	$(0.76)	$(0.57)	$(2.44)	$(2.36)
Loss per common share - diluted	$(0.76)	$(0.57)	$(2.44)	$(2.36)
Weighted average common shares outstanding - basic	11,046	10,111	10,571	9,188
Weighted average common shares outstanding - diluted	11,046	10,111	10,571	9,188

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents (1)	$40,823	$11,638
Marketable securities (1)	26,915	44,496
Trade accounts receivable, net	6,404	5,078
Other current assets	2,171	1,695
Total current assets	76,313	62,907
Marketable securities (1)	—	4,392
Property and equipment, net	4,236	3,570
Intangibles, net	6,381	6,422
Goodwill	1,114	1,114
Other assets	326	331
Total assets	$88,370	$78,736

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,914	$1,523
Deferred revenue	3,124	2,923
Total current liabilities	5,038	4,446
Deferred rent and other long-term liabilities	985	956
Total liabilities	6,023	5,402

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	11
Additional paid-in capital	155,793	120,985
Accumulated deficit	(73,508)	(47,712)
Total shareholders' equity	82,347	73,334

Total liabilities and shareholders' equity	$88,370	$78,736

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $67,738 and $60,526 at December 31, 2017 and December 31, 2016, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Twelve Month Information
	December 31,	December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(25,771)	$(21,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,430	1,336
Amortization and write-off of intangibles	996	1,121
Stock-based compensation	6,757	5,553
Changes in operating assets and liabilities:
Trade accounts receivable	(1,326)	(462)
Other current assets	(476)	(208)
Other assets	5	7
Accounts payable and other accrued liabilities	585	637
Deferred revenue	189	(176)
Net cash used in operating activities	(17,611)	(13,864)

Cash flows from investing activities:
Purchase of property and equipment	(2,188)	(1,837)
Capitalized patent costs	(819)	(790)
Maturity of marketable securities	60,360	41,052
Purchase of marketable securities	(38,387)	(53,914)
Net cash provided by (used in) investing activities	18,966	(15,489)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	29,677	39,700
Exercise of stock options	1,183	668
Purchase of common stock	(3,030)	(2,537)
Net cash provided by financing activities	27,830	37,831

Net increase in cash and cash equivalents (2)	$29,185	$8,478

Cash, cash equivalents and marketable securities at beginning of period	60,526	39,186
Cash, cash equivalents and marketable securities at end of period	67,738	60,526
(2) Net increase in cash, cash equivalents and marketable securities	$7,212	$21,340

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